UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2019

Altaba Inc.

(Exact name of registrant as specified in its charter)

Delaware	811-23264	77-0398689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 East 45th Street, 15th Floor, New York, New York		10017
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (646) 679-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AABA	The NASDAQ Stock Market LLC (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

On September 23, 2019, Altaba Inc. (the “Fund”) announced that, in furtherance of the liquidation and dissolution of the Fund (the “Dissolution”) pursuant to its Plan of Complete Liquidation and Dissolution (the “Plan”), the Fund intends to file a certificate of dissolution with the Secretary of State of the State of Delaware immediately following the close of regular trading on the Nasdaq Global Select Market (“Nasdaq”) on October 4, 2019.

Upon the filing of the certificate of dissolution, the Fund will close its stock transfer books, after which record holders of the Fund’s common stock, par value $0.001 per share (the “Shares”) will be prohibited from transferring record ownership of their Shares, except by will, intestate succession or operation of law. In addition, the Fund expects that trading in the Shares on Nasdaq will be halted promptly following the filing of the certificate of dissolution and indefinitely suspended prior to the opening of trading on October 7, 2019, and that the Shares will thereafter be delisted. As previously disclosed, the Fund will request that, following the filing of the certificate of dissolution and the closing of the Fund’s stock transfer books, The Depository Trust Company (“DTC”) maintain records representing the right to receive any post-dissolution liquidating distributions, including transfers of such rights. Consequently, the Fund expects that transfers of such rights will be tracked by DTC. To the extent that a stockholder’s Shares are not held by a DTC participant as of the filing of the certificate of dissolution and the closing of the Fund’s stock transfer books, it could be more difficult for such stockholder to transfer such stockholder’s rights to receive any post-dissolution liquidating distributions.

On September 23, 2019, the Fund submitted a request to Nasdaq to (1) suspend trading of the Shares on Nasdaq after the close of trading on October 4, 2019, and (2) suspend the effectiveness of the Fund’s Nasdaq trading symbol after the close of trading on October 4, 2019. Promptly following the filing of the certificate of dissolution, we anticipate that Nasdaq will file a Form 25 with the U.S. Securities and Exchange Commission (the “SEC”) on October 4, 2019 to withdraw the registration of the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended. The Fund has requested that Nasdaq take all actions necessary to terminate the Fund’s Nasdaq listing, effective as of October 4, 2019.

The Fund expects that any purchases or sales of the Fund’s Shares that are not settled prior to the filing of the certificate of dissolution and the closing of the Fund’s stock transfer books will not be settled. The Fund urges stockholders to consult their brokers to ensure that any trades are executed in sufficient time to settle prior to the closing of the Fund’s stock transfer books. Further, Computershare, the Fund’s transfer agent, will fully suspend Direct Registration System sales and the Direct Stock Purchase Plan that it currently administers with respect to the Fund’s Shares. Consequently, stockholders who hold their Shares directly on the books of the Fund’s transfer agent and wish to sell Shares prior to the closing of the Fund’s stock transfer books will not be able to do so after September 25, 2019 other than through an account with a bank, broker or other participant in DTC.

As previously announced, stockholders of the Fund approved the Dissolution pursuant to the Plan at a special meeting of stockholders held on June 27, 2019. Additional information regarding the Plan and the Dissolution, process can be found in the Fund’s s Definitive Proxy Statement on Schedule 14A filed with the SEC on May 17, 2019.

A copy of the press release issued by the Fund on September 23, 2019 announcing the intent to proceed with the Dissolution is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Press Release of Altaba Inc., issued on September 23, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTABA INC.

By:	/s/ Arthur Chong
Name:	Arthur Chong
Title:	General Counsel and Secretary

Date: September 23, 2019